Exhibit 32.1
Correspondence Filing

                   Certification Pursuant to 18 U.S.C.ss.1350

     In connection with the filing with the United States Securities and Exchange Commission of National Diversified Services, Inc.'s (the "Company") Quarterly Report on Form 10-Q for the period ended September 30, 2003 (the "Report"), the undersigned, the Chief Executive Officer and the Chief Financial Officer of the Company, hereby certify that (i) in our capacities as officers of the Company, (ii) to each of our own respective actual knowledge, and (iii) solely for the purpose of compliance with 18 U.S.C.ss.1350, that:

     (1) the Report fully complies with the requirements of ss.13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     The above certification is given as of the date of the Report and is limited to the periods covered by the Report.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate on November 11, 2003.

                                                    By:        /s/Morry F. Rubin
                                                         -----------------------
                                                         Chief Executive Officer

                                                    By:       /s/ Morry F. Rubin
                                                         -----------------------
                                                         Chief Financial Officer

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